                                                                    EXHIBIT 23.6

                                October 26, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     We hereby consent to the filing with the Securities and Exchange Commission of the form of our opinion as Exhibit 8 to FAC's Registration Statement on Form S-4 relating to shares of FAC Common Stock that may be issued in connection with the Merger and to the reference to our firm under the headings
"Summary -- Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" in the Prospectus/Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                                 /s/  Arnold & Porter
                                          --------------------------------------

                                                     ARNOLD & PORTER